UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

Alphatec Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road Carlsbad, CA 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 13, 2008, the Compensation Committee of the Board of Directors of Alphatec Holdings, Inc. (the “Company”) approved bonus payments to the individuals listed below. The individuals listed below consist of the Company’s current officers that were named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in the Company’s 2007 proxy statement and the Company’s current President and Chief Executive Officer. The bonus payments were made in respect of the officers’ and the Company’s performance for the fiscal year ended December 31, 2007. The bonus payments were in accordance with the terms of the Company’s 2007 Bonus Plan (the “Plan”), with the exception of Dirk Kuyper, the Company’s President and Chief Executive Officer. The 2007 bonus payment for Mr. Kuyper was made outside of the Plan. The Plan is described in the Company’s Form 8-K that was filed with the Commission on April 5, 2007.

Name and Title	Bonus Payment
Dirk Kuyper, President and Chief Executive Officer	$175,000
Steven Yasbek, Chief Financial Officer and Vice President	$38,250
Steven Lubischer, Vice President, Sales	$89,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings, Inc.

By:	/s/ Ebun S. Garner, Esq.
	Name:	Ebun S. Garner, Esq.
	Title:	General Counsel and Vice President

Date: February 19, 2008

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